UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2021

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 4, 2021, NeoGenomics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, in a private placement (the “Private Placement”), shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).
The closing of the Private Placement is anticipated to occur in June 2021 (the “Closing”), subject to the satisfaction of customary closing conditions and the closing of the Company’s acquisition of Inivata Limited, a private limited company incorporated in England and Wales. The Company agreed to sell and issue 4,444,445 shares of Common Stock at a purchase price of $45.00 per share (the “Shares”) for aggregate gross proceeds to the Company of approximately $200 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. The Company will file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 75 days following the closing of the Private Placement to register the resale of the Shares. Cowen and Company, LLC is acting as lead placement agent for the offering.
The foregoing summaries of the Private Placement, the Shares and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.

Item 7.01	Regulation FD Disclosure.
On May 5, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.
Note Regarding Forward-Looking Statements
Certain information contained in Current Report on Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to satisfy the conditions to the closing of the transactions described above, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021.
These risks and uncertainties include risks relating to the Company’s inability, or the inability of the Purchasers, to satisfy the conditions to closing for the Private Placement and those identified under the heading “Risk Factors” in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021 and other filings the Company makes with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment.
New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it does not undertake any obligation to do so, except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of May 4, 2021, among NeoGenomics, Inc. and each purchaser party thereto.
10.2	Registration Rights Agreement, dated as of May 4, 2021, among NeoGenomics, Inc. and each party thereto.
99.1	Press Release of NeoGenomics, Inc. dated May 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Kathryn B. McKenzie
Chief Financial Officer
May 5, 2021